EMPLOYMENT AGREEMENT, dated as of March 28, 2001 by and between DCAP MANAGEMENT, INC. , a New York corporation (the "Company"), and KEVIN LANG (the "Employee").

                                    RECITALS

     WHEREAS, DCAP Group, Inc., the sole shareholder of the Company ("Group"), and the Employee are parties to an Employment Agreement dated as of February 25, 1999 (the "Earlier Agreement").

     WHEREAS, Group and the Employee desire to terminate the Earlier Agreement.

     WHEREAS, the Company and the Employee desire to enter into an employment agreement which will set forth the terms and conditions upon which the Employee shall be employed by the Company and upon which the Company shall compensate the Employee.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

     1. EARLIER AGREEMENT; EMPLOYMENT; TERM

     1.1 The Earlier Agreement is hereby terminated and the parties thereto shall have no further rights or obligations thereunder; provided, however, that the foregoing shall not be deemed a waiver of any rights of the parties thereunder in connection with the breach of any representation or covenant that occurred prior to the date hereof. Simultaneously herewith, the Employee is resigning as an officer of Group and each of the wholly and partially-owned subsidiaries of Group (other than the Company) and as a director of the Company and each of the wholly and partially-owned subsidiaries of Group (collectively, the "DCAP Companies").

     1.2 The Company will employ the Employee in its business, and the Employee will work for the Company therein, as its President for a term commencing as of the date hereof and terminating on the six (6) month anniversary of the date hereof (the "Expiration Date"), subject to earlier termination for "cause" as hereinafter provided (the employment period, as earlier terminated, being referred to as the "Term").

     1.3 Upon the expiration of the Term or the termination of the Employee's employment with the Company for any reason whatsoever, he shall be deemed to have resigned all of his positions as an employee and officer of the Company.

     2. DUTIES

     2.1 During the Term, the Employee shall serve as the Company's President and shall perform duties of an executive character consisting of administrative and managerial responsibilities on behalf of the Company of the type and nature heretofore assigned to the Employee and such further duties of an executive character as shall, from time to time, be delegated or assigned to him by the Board of Directors of the Company consistent with the Employee's position. Notwithstanding the foregoing, without the prior written consent of the Chief Executive Officer of Group (the "CEO"), the Employee shall not (i) enter into any start-up or conversion franchise agreement that contains any provisions (whether by attachment of an addendum or otherwise) other than those set forth in the standard start-up and conversion franchise agreements used by the Company or make or give any verbal promises or assurances to such effect; (ii) modify, whether in writing or otherwise, any existing agreement with a franchisee; (iii) enter into any agreement, understanding or arrangement with, or otherwise take any action concerning, any Employee Store (as hereinafter defined) or any other entity in which the Employee has an interest and with which the Company may have a business relationship; or (iv) take any other action outside the normal course of business. During the Term, the Employee shall present to the Company (or another subsidiary of Group, if applicable) any and all business opportunities presented to him that relate to, directly or indirectly, the business of the Company or such other subsidiary.

     3. DEVOTION OF TIME

     3.1 During the Term, the Employee shall expend all of his working time for the Company; shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company; provided, however, that, notwithstanding the foregoing, the Employee shall be permitted to devote up to eight (8) hours per week in connection with the operation of the DCAP franchisees wholly-owned by him and identified on Schedule 3.1 attached hereto (the "Employee Stores").

     4. COMPENSATION

     4.1 For all services to be rendered by the Employee during the Term, and in consideration of the Employee's representations and covenants set forth in this Agreement, the Employee shall be entitled to receive from the Company compensation as set forth in Paragraphs 4.2 and 4.3.

     4.2 During the Term, the Employee shall be entitled to receive a salary at the rate of one hundred seventeen thousand two hundred dollars ($117,200) per annum. All amounts due hereunder shall be payable in arrears in installments every two weeks.

     4.3 During the Term, in connection with each franchise agreement approved by the Board of Directors of the Company and entered into between the Company and a franchisee solely as a result of the Employee's efforts, the Employee shall be entitled to receive the fixed sum of two thousand dollars ($2,000). Such sum shall be payable concurrently with the payment to the Company of the initial franchise fee in full.

     4.4 The Employee acknowledges and agrees that, in the event he has been, or hereafter is, listed individually as the agent, broker of record or producer (or similar term) (collectively, "Producer") in connection with any insurance policy or contract (collectively, "Policies"), all commissions, fees and other amounts payable in connection therewith are the exclusive property of DCAP Insurance Agencies, Inc. ("DCAP Insurance"). The Employee hereby represents that set forth on Schedule 4.4 attached hereto is a complete list of all Policies with respect to which he is listed individually as the Producer. The Employee hereby represents further that all monies received by him as a Producer have been transferred to DCAP Insurance and agrees that, in the event he shall hereafter receive any such monies as a Producer, he shall promptly turn them over to DCAP Insurance and, until turned over, shall hold them in trust therefor. The Employee


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



acknowledges and agrees that DCAP Insurance may substitute for the Employee any person(s) as the Producer of any and all Policies. Simultaneously herewith, the Employee is executing and delivering to DCAP Insurance the following: (i) "Change of Broker" forms, executed in blank, covering all Policies for which the Employee is listed as the Producer and (ii) assignment forms, executed in blank, pursuant to which the Employee is assigning his appointment as agent and/or broker for all insurers for which DCAP Insurance is not currently an authorized agent or broker (in each case, DCAP Insurance having the authority to complete the forms as it deems fit and deliver them to the particular insurer).

     5. AUTOMOBILE; REIMBURSEMENT OF EXPENSES

     5.1 During such period as the Employee is employed by the Company pursuant to this Agreement, the Employee shall be entitled to the use of, for business purposes only, the Company-leased Corvette and Tahoe currently being used by him (the "Company Cars"). During such period as the Employee is entitled to the use of the Company Cars, the Company shall be responsible for all insurance premiums incurred with respect thereto (not to exceed $3,000 per year) as well as all expenses for maintenance and repairs with respect thereto. The Employee acknowledges and agrees that under no circumstances shall the foregoing provisions create any implication that the Company shall be liable for, or that the Employee shall be entitled to reimbursement with respect to, any other insurance premiums, including, without limitation, any life insurance premiums or premiums with respect to any insurance for any automobile other than the Company Cars.

     5.2 The Company shall pay directly, or reimburse the Employee for, all other reasonable and necessary expenses and disbursements incurred by the Employee for and on behalf of the Company in the performance of his duties during the Term. All determinations as to reasonableness and necessity shall be made by the CEO in his sole discretion. Notwithstanding the foregoing, in no event shall the Employee be entitled to reimbursement for (i) any expense incurred in excess of five hundred dollars ($500) unless such expense was approved in writing by the CEO prior to the incurrence thereof or (ii) the charges for the business use of a cellular phone in excess of two hundred dollars ($200) per month.

     5.3 The Employee shall submit to the Company, not less than once in each calendar month, reports of such expenses and other disbursements (including, without limitation, gasoline and tolls) in form normally used by the Company and receipts with respect thereto and the Company's obligations under Paragraphs 5.1 and 5.2 hereof shall be subject to compliance therewith.

     5.4 The Employee shall not be entitled to the use of any Company credit or charge cards or the Company-owned boat for any purposes.

     5.5 References in Paragraphs 5.1 and 5.4 hereof to "the Company" shall be deemed to refer to the appropriate DCAP Company where applicable.

     6. RESTRICTIVE COVENANTS

     6.1 The services of the Employee are unique and extraordinary and essential to the business of the Company, especially since the Employee shall have access to the Company's customer lists, trade secrets and other privileged and confidential information essential to the Company's business. Therefore, the Employee agrees that, if the term of his employment hereunder shall expire or his employment shall at any time terminate for any reason whatsoever, with or without cause, the Employee will not at any time prior to the second annual anniversary of the Expiration Date (the "Restrictive Covenant Period"), without the prior written consent of the Company, directly or indirectly, anywhere within five (5) miles of the location of any office of the Company or any franchisee thereof at the date of expiration or termination, whether individually or as a principal, officer, employee, partner, member, manager, director, agent of, or consultant or independent contractor to, any entity, (i) engage or participate in a business which, as of such expiration or termination date, is similar to or competitive with, directly or indirectly, that of the Company and shall not make any investments in any such similar or competitive entity, except that the foregoing shall not restrict the Employee from operating the Employee Stores or acquiring up to one percent (1%) of the outstanding voting stock of any entity whose securities are listed on a stock exchange or Nasdaq; (ii) cause or seek to persuade any director, officer, employee, customer, client, account, agent or supplier of, or consultant or independent contractor to, the Company, or others with whom the Company has a business relationship (collectively "Business Associates"), to discontinue or materially modify the status, employment or relationship of such person or entity with the Company, or to become employed in any activity similar to or competitive with the activities of the Company; provided, however, that the Company agrees that the Employee may employ Paula Henry and Kim Branker in connection with the operation of the Employee Stores;
(iii) cause or seek to persuade any prospective customer, client, account or other Business Associate of the Company (which at or about the date of cessation of the Employee's employment with the Company was then actively being solicited by the Company) to determine not to enter into a business relationship with the Company or to materially modify its contemplated business relationship; (iv) hire, retain or associate in a business relationship with, directly or indirectly, any director, officer or employee of the Company; or (v) solicit or cause or authorize to be solicited, or accept, for or on behalf of him or any third party, any business from, or the entering into of a business relationship with, (a) others who are, or were within one (l) year prior to the cessation of his employment with the Company, a customer, client, account or other Business Associate of the Company, or (b) any prospective customer, client, account or other Business Associate of the Company which at or about the date of such cessation was then actively being solicited by the Company. The foregoing restrictions set forth in this Paragraph 6.1 shall apply likewise during the Term.

     6.2 The Employee agrees to disclose promptly in writing to the Board of Directors of Group all ideas, processes, methods, devices, business concepts, inventions, improvements, discoveries, know-how and other creative achievements (hereinafter referred to collectively as "discoveries"), whether or not the same or any part thereof is capable of being patented, trademarked, copyrighted, or otherwise protected, which the Employee, while employed by the Company, conceives, makes, develops, acquires or reduces to practice, whether acting alone or with others and whether during or after usual working hours, and which are related to the Company's business or interests, or are used or usable by the Company, or arise out of or in connection with the duties performed by the Employee. The Employee hereby transfers and assigns to the Company all right, title and interest in and to such discoveries (whether conceived, made, developed, acquired or reduced to practice on or prior to the date hereof or hereafter during his employment with the Company), including any and all domestic and foreign copyrights and patent and trademark rights therein and any renewals thereof. On request of the Company, the Employee will, without any additional compensation, from time to time during, and after the expiration or termination of, the Term, execute such further instruments (including, without limitation, applications for copyrights, patents, trademarks and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its right in respect of such discoveries. All expenses of filing or prosecuting any patent, trademark or copyright application shall be borne by the Company, but the Employee shall cooperate in filing and/or prosecuting any such application.

     6.3 (a) The Employee represents that he has been informed that it is the policy of the Company to maintain as secret all confidential information relating to the Company, including, without limitation, any and all knowledge or information with respect to secret or confidential methods, processes, plans, materials, customer lists or data, or with respect to any other confidential or secret aspect of the Company's activities, and further acknowledges that such confidential information is of great value to the Company. The Employee recognizes that, by reason of his employment with the Company, he will acquire confidential information as aforesaid. The Employee confirms that it is reasonably necessary to protect the Company's goodwill, and, accordingly, hereby agrees that he will not, directly or indirectly (except where authorized by the Board of Directors of the Company), at any time during the term of this Agreement or thereafter divulge to any person, firm or other entity, or use, or cause or authorize any person, firm or other entity to use, any such confidential information.

          (b) The Employee agrees that he will not, at any time, remove from the Company's premises any drawings, notebooks, software, data or other confidential information relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company, except where necessary in the fulfillment of his duties hereunder.

          (c) The Employee agrees that, upon the expiration or termination of this Agreement or the termination of his employment with the Company for any reason whatsoever, he shall promptly deliver to the Company any and all drawings, notebooks, software, data and other documents and material, including all copies thereof, in his possession or under his control relating to any confidential information or discoveries, or which is otherwise the property of the Company.

          (d) For purposes hereof, the term "confidential information" shall mean all information given to the Employee, directly or indirectly, by the Company and all other information relating to the Company otherwise acquired by the Employee during the course of his employment with the Company (whether on or prior to the date hereof or hereafter), other than information which (i) was in the public domain at the time furnished to, or acquired by, the Employee, or (ii) thereafter enters the public domain other than through disclosure, directly or indirectly, by the Employee or others in violation of an agreement of confidentiality or nondisclosure.

     6.4 For purposes of this Paragraph 6, the term "Company" shall mean and include the Company, Group, and each of the DCAP Companies in existence from time to time.

     7. VACATIONS; LEAVE

     7.1 The Employee shall be entitled to an aggregate of two (2) weeks vacation time for the six (6) month period during the Term commencing on the date hereof, the time and duration thereof to be determined by mutual agreement between the Employee and the CEO. Any vacation time not used by the end of the Term shall be forfeited without compensation. In addition, the Employee shall not be entitled to carry over or use any vacation time and/or sick or personal days that are unused as of the date hereof.

     8. PARTICIPATION IN EMPLOYEE BENEFIT PLANS

     8.1 During the Term, the Employee shall be accorded the right to participate in and receive benefits under and in accordance with the provisions of any pension, profit sharing, medical and dental insurance or reimbursement (with family coverage) or other plan or program of the Company either in existence as of the date hereof or hereafter adopted for the benefit generally of its executive employees.

     9. SERVICE AS OFFICER AND DIRECTOR

     9.1 During the Term, the Employee shall, if elected or appointed,  serve as
(a) an officer of the Company, Group and/or any subsidiaries of the Company and/or Group in existence or hereafter created or acquired and (b) a director of the Company, Group and/or any such subsidiaries of the Company and/or Group, in each case without any additional compensation for such services.

     10. EARLIER TERMINATION

     10.1 The Employee's employment hereunder shall automatically terminate upon his death and may terminate at the option of the Company in the event of "cause" (as hereinafter provided).

     10.2 The Employee's employment may be terminated by the Company at any time during the Term upon written notice for "cause". As used in this Agreement, "cause" shall mean the Employee's commission of any act in the performance of his duties constituting common law fraud, a felony or other gross malfeasance of duty, the Employee's commission of any act involving moral turpitude, any material misrepresentation by the Employee (including, without limitation, a breach of any representation set forth in Paragraph 12.1 hereof or in the letter agreement of even date between the Employee and Group pursuant to which the Employee is agreeing to transfer to Group certain shares of Group owned by him), any breach of any material covenant on the Employee's part herein set forth, or the Employee's engagement in misconduct which is materially injurious to the Company, Group or any of their respective subsidiaries.

     10.3 In the event of the termination of the Employee's employment by the Company during the Term without "cause," as liquidated damages, the Employee shall be entitled to receive, within thirty (30) days following the date of termination of employment, a lump sum payment equal to the compensation to which he would have been entitled until the expiration of the

Term pursuant to Paragraph 4.2 hereof . The amount to be paid to the Employee pursuant to this Paragraph 10.3 shall constitute the sole and exclusive remedy of the Employee, and the Employee shall not be entitled to any other or further compensation, rights or benefits hereunder or otherwise.

     11. INJUNCTIVE RELIEF; REMEDIES

     11.1 The Employee acknowledges and agrees that, in the event he shall violate or threaten to violate any of the restrictions of Paragraph 3 or 6 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages.

     11.2 The Employee agrees further that the Company shall have the following additional rights and remedies:

          (i) The right and remedy to require the Employee to account for and pay over to the Company all profits derived or received by him as the result of any transactions constituting a breach of any of the provisions of Paragraph 6.1, and the Employee hereby agrees to account for and pay over such profits to the Company; and

          (ii) The right to recover attorneys' fees incurred in any action or proceeding in which it seeks to enforce its rights under Paragraph 6 hereof and is successful on any grounds.

     11.3 Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     11.4 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Paragraph 6.1 upon the courts of any jurisdiction within the geographical scope of such covenants (a "Jurisdiction"). In the event that the courts of any one or more of such Jurisdictions shall hold such covenants unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other Jurisdiction, as to breaches of such covenants in such other respective Jurisdictions, the above covenants as they relate to each Jurisdiction being, for this purpose, severable into diverse and independent covenants.

     12. NO RESTRICTIONS

     12.l The Employee hereby represents that neither the execution of this Agreement nor his performance hereunder will (a) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the Employee is a party, or by which he may be bound, or (b) violate any order, judgment, writ, injunction or decree applicable to the Employee. In the event of a breach hereof, in addition to the Company's right to terminate this Agreement, the Employee shall indemnify the Company and hold it harmless from and against any and all claims, losses, liabilities,


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



costs and expenses (including reasonable attorneys' fees) incurred or suffered in connection with or as a result of the Company's entering into this Agreement or employing the Employee hereunder.

     13. ARBITRATION

     13.1 Except with regard to Paragraph 11.1 hereof and any other matters that are not a proper subject of arbitration, all disputes between the parties hereto concerning the performance, breach, construction or interpretation of this Agreement or any portion thereof, or in any manner arising out of this Agreement or the performance thereof, shall be submitted to binding arbitration, in accordance with the rules of the American Arbitration Association, which arbitration shall be carried out in the manner hereinafter set forth.

     13.2 Within twenty (20) days after written notice by one party to the other of its demand for arbitration, which demand shall set forth the name and address of its arbitrator, the other party shall select its arbitrator and so notify the demanding party. Within twenty (20) days thereafter, the two arbitrators so selected shall select the third arbitrator. The decision of any two (2) arbitrators shall be binding upon the parties. In default of either side naming its arbitrator as aforesaid or in default of the selection of the said third arbitrator as aforesaid, the American Arbitration Association shall designate such arbitrator upon the application of either party. The arbitration proceeding shall take place at a mutually agreeable location in Nassau County, New York or such other location as agreed to by the parties.

     13.3 A party who files a notice of demand for arbitration must assert in the demand all claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a claim through oversight, inadvertence or excusable neglect, or when a claim has matured or been acquired subsequently, the arbitrators may permit amendment. A demand for arbitration shall be made within a reasonable time after the claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim would be barred by the applicable statute of limitations.

     13.4 The award rendered by the arbitrators shall be final, binding and conclusive, shall be specifically enforceable, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the State of New York, with no right of appeal therefrom.

     13.5 Each party shall pay its or his own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be equally shared; provided, however, that, if, in the opinion of a majority of the arbitrators, any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the party raising such unreasonable claim or defense; provided, further, that, if the arbitration proceeding relates to the issue of "cause" for termination of employment, (a) if, in the opinion of a majority of the arbitrators, "cause" existed, the arbitrators shall assess, as part of their award, all of the arbitration expenses of the Company (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the Employee or (b) if, in the opinion of a majority of the arbitrators, "cause" did not exist, the arbitrators shall assess, as part of their award, all of the

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arbitration expenses of the Employee (including  reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding against the Company.

     14. ASSIGNMENT

     14.1 This Agreement, as it relates to the employment of the Employee, is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated.

     15. NOTICES

     15.1 Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier or telecopier as follows:

                If to the Employee:

                3789 Merrick Road
                Seaford, New York  11783
                Telecopier Number: (516) 221-8182

                with a copy to:

                Jacobson & Goldberg, LLP
                585 Stewart Avenue
                Garden City, New York  11530
                Attention: Miles R. Jacobson, Esq.
                Telecopier Number: (516) 222-2339

                If to the Company:

                2545 Hempstead Turnpike
                Suite 100
                East Meadow, New York  11554
                Attention: Chief Executive Officer
                Telecopier Number:  (516) 735-2900

                with a copy to:

                Certilman Balin Adler & Hyman, LLP
                90 Merrick Avenue
                East Meadow, New York 11554
                Attention:  Fred S. Skolnik, Esq.
                Telecopier Number:  (516) 296-7111



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



or at such other address as any party shall designate by notice to the other party given in accordance with this Paragraph 15.1.

     16. GOVERNING LAW

     16.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     17. WAIVER OF BREACH; PARTIAL INVALIDITY

     17.1 The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction or arbitrators, as the case may be, are authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     18. ENTIRE AGREEMENT

     18.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof, including, but not limited to, the Earlier Agreement; provided, however, that the foregoing shall not be construed to mean that this Agreement supersedes or otherwise affects the Restrictive Covenant Agreement dated February 25, 1999 from the Employee to the Company (the "Restrictive Covenant Agreement") or any other agreement entered into between the Employee and the Company and/or Group and/or any other DCAP Company in connection with the sale by the Employee to Group of his shares of the Company and affiliated entities each of which shall continue in full force and effect in accordance with its terms (except, in the case of the Earlier Agreement). The Employee also acknowledges and agrees that the restrictions placed upon him pursuant to the provisions of this Agreement and the Restrictive Covenant Agreement are in addition to, and not in lieu of, the restrictions set forth in the Franchise Agreements contemplated to be entered into between the Company and each of DCAP Medford, Inc., DCAP Bayshore, Inc. and DCAP Seaford, Inc. (collectively, the "Franchise Agreements"). The rights and remedies set forth in this Agreement, the Restrictive Covenant Agreement and the Franchise Agreements are cumulative. This Agreement may be amended, and any provision hereof waived, only by a writing executed by the party sought to be charged.

     19. COUNTERPARTS

     19.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     20. FACSIMILE SIGNATURES

     20.1 Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

     21. REPRESENTATION BY COUNSEL; INTERPRETATION

     21.1 The Employee acknowledges that he has been represented by counsel in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Employee. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

     22. HEADINGS

     22.1 The headings and captions under sections and paragraphs of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

     23. THIRD PARTY BENEFICIARIES

     23.1 Each of Group and each of the DCAP Companies is an intended third party beneficiary of, and shall be entitled to enforce, the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year above written.

                                       DCAP MANAGEMENT, INC.


                                       By: /s/ Barry Goldstein
                                       -----------------------
                                       Barry Goldstein, Chief Executive Officer


                                       /s/ Kevin Lang
                                       --------------
                                       Kevin Lang

AGREED AS TO SECTION 1.1:


DCAP GROUP, INC.

By: /s/ Barry Goldstein
   ------------------------
Barry Goldstein, Chief Executive Officer

                                  SCHEDULE 3.1

DCAP Bayshore, Inc.
DCAP Medford, Inc.
DCAP Seaford, Inc.

                                  SCHEDULE 4.4

Farmers and Traders Life Insurance Company - Maximum of 20 Policies